Exhibit 3

Names and Addresses of the Underwriters

Banco Bilbao Vizcaya Argentaria, S.A.

One Canada Square, 44th Floor

Canary Wharf

London E14 5AA

United Kingdom

Banco Santander, S.A.

2 Triton Square Regent’s Place

London NW1 3AN

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

E145JP, London

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom